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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We have issued (i) our report dated August 8, 2006, accompanying the financial statements of MV Partners, LLC as of December 31, 2004 and 2005 and for each of the three years in the period ended December 31, 2005; (ii) our report dated August 8, 2006, accompanying the statements of historical revenues and direct operating expenses of the underlying properties of MV Partners, LLC for each of the three years in the period ended December 31, 2005; and (iii) our report dated August 11, 2006, accompanying the statement of assets and trust corpus of MV Oil Trust as of August 11, 2006. These reports are contained in this Prospectus and Registration Statement on Amendment No. 5 to Form S-1 (File No. 333-136609) of MV Oil Trust and MV Partners, LLC as co-registrants. We consent to the use of the aforementioned reports in the Prospectus and Registration Statement, and to the use of our name as it appears under the caption "Experts."

/s/ Grant Thornton LLP
Grant Thornton LLP

Wichita, Kansas
December 22, 2006

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CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM